Exhibit 99.1
Clear Channel Outdoor Holdings, Inc. Reports Results
for the Fourth Quarter and Full Year of 2023
----------------
San Antonio, TX, February 26, 2024 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter and year ended December 31, 2023.
“Our fourth quarter consolidated revenue of $632.1 million increased 12.4%, or 10.8% excluding movements in foreign exchange rates, reflecting improving business trends and solid execution from our operating team. The Airports and Europe-North segments both performed very strongly, while the America segment returned to growth in the quarter. We see those trends continuing with the America segment, in particular, accelerating into the new year,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “We are delivering on our strategic roadmap to transform into a technology-fueled, visual media powerhouse reaching a growing audience.
“In the year ahead, we remain focused on driving our key initiatives to focus our organization on our higher-margin U.S. markets. The sale process of our Europe-North segment is ongoing, and we have initiated a sale process for our Latin American businesses. We are also evaluating paths to optimize our cost structure, while strategically investing in our technology and digital infrastructure. We believe these efforts will increase operating leverage in our business and enhance our ability to organically grow Adjusted EBITDA and free cash flow. These efforts all reflect our priority to reduce leverage over the next few years.
“The out-of-home industry is forecasted to deliver healthy growth in 2024, and we are optimistic about our outlook given the improving climate in our largest markets and the strength of our Airports segment, coupled with the investments we have made to expand the range of advertisers we serve. We remain committed to maintaining ample liquidity on our balance sheet and operating in a disciplined manner.”

Financial Highlights:
Financial highlights for the fourth quarter of 2023 as compared to the same period of 2022, including financial highlights excluding movements in foreign exchange rates (“FX”)1:

(In millions)	Three Months Ended December 31, 2023	% Change
Revenue:
Consolidated Revenue[2]	$632.1	12.4%
Excluding movements in FX1,2	623.1	10.8%
America Revenue	298.5	0.5%
Airports Revenue	111.2	44.3%
Europe-North Revenue	191.8	17.8%
Excluding movements in FX1	184.6	13.4%

Net Income:
Income from Continuing Operations	25.4	(76.2)%

Adjusted EBITDA[1]:
Adjusted EBITDA[1,2]	190.0	9.2%
Excluding movements in FX1,2	188.0	8.1%
America Segment Adjusted EBITDA[3]	136.2	0.6%
Airports Segment Adjusted EBITDA[3]	30.1	42.7%
Europe-North Segment Adjusted EBITDA[3]	52.5	17.5%
Excluding movements in FX1	50.5	13.1%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Financial highlights exclude results of discontinued operations. See “Dispositions and Discontinued Operations” section herein for more information.
3Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Dispositions and Discontinued Operations:
During the first three quarters of 2023, we sold our businesses in Switzerland and Italy (on March 31 and May 31, respectively) for aggregate cash proceeds, net of direct costs to transact the sales and cash sold, of $89.2 million. In May 2023, we also entered into an agreement to sell our business in Spain for cash consideration of approximately $64.3 million. This transaction is expected to close in 2024, upon satisfaction of regulatory approval and other customary closing conditions. We are using the net proceeds from these sales, after payment of transaction-related fees and expenses, to improve liquidity and increase financial flexibility of the business as permitted under our debt agreements.
On October 31, 2023, we sold our business in France to Equinox Industries (“Equinox”). We delivered our business in France to Equinox with $44.5 million of cash, subject to adjustment for related customary items, tax and other costs, to support ongoing operations of the business, and Equinox assumed the $29.7 million state-guaranteed loan held by Clear Channel France. In December 2023, Equinox repaid us $4.9 million to satisfy certain post-closing obligations. Additionally, we incurred certain direct costs to transact the sale. In total, cash delivered to the buyer (net of the repayment) and payment of these additional direct costs was $43.0 million, with an additional $0.8 million of accrued direct costs to be paid in 2024.
During 2023, our plan to sell these businesses (collectively comprising our entire Europe-South segment) met the criteria to be reported as discontinued operations. As a result, each of the Europe-South segment businesses has been reclassified to discontinued operations in our financial statements for all periods presented, resulting in changes to the presentation of certain amounts for prior periods. The discussion in this earnings release presents the results of continuing operations and excludes amounts related to discontinued operations for all periods presented, unless otherwise noted.

International Sales Processes:
We have initiated processes to sell the businesses in our Europe-North segment and in Latin America. There can be no assurance that these processes will result in any additional transactions or particular outcomes. We have not set a timetable for completion of these processes, may suspend the processes at any time and do not intend to make further announcements regarding the processes unless and until our Board approves a course of action for which further disclosure is appropriate.
Guidance:
Our expectations for the first quarter and full year of 2024 are as follows:

	First Quarter of 2024		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1,2]	$465	$490	6%	12%
America	245	255	4%	8%
Airports	74	79	38%	47%
Europe-North[1]	130	140	1%	9%
1Excludes movements in FX
2Excludes results of discontinued operations

	Full Year of 2024		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1,2]	$2,200	$2,260	3%	6%
America	1,135	1,165	3%	6%
Airports	345	360	11%	16%
Europe-North[1]	635	655	2%	6%
Loss from Continuing Operations[1]	(131)	(101)	(17)%	(36)%
Adjusted EBITDA[1,2,3]	550	585	3%	9%
Adjusted Funds from Operations (“AFFO”)[1,2,3]	75	100	(10)%	20%
Capital Expenditures[2]	130	150	(10)%	4%
1Excludes movements in FX
2Excludes results of discontinued operations
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Results provided herein exclude amounts related to discontinued operations for all periods presented.
Revenue:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Revenue:
America	$298,520	$297,069	0.5%	$1,100,846	$1,105,552	(0.4)%
Airports	111,213	77,095	44.3%	311,605	256,402	21.5%
Europe-North	191,779	162,781	17.8%	619,557	566,119	9.4%
Other	30,602	25,302	20.9%	95,132	85,955	10.7%
Consolidated Revenue	$632,114	$562,247	12.4%	$2,127,140	$2,014,028	5.6%

Revenue excluding movements in FX1:
America	$298,520	$297,069	0.5%	$1,100,846	$1,105,552	(0.4)%
Airports	111,213	77,095	44.3%	311,605	256,402	21.5%
Europe-North	184,559	162,781	13.4%	618,716	566,119	9.3%
Other	28,791	25,302	13.8%	89,674	85,955	4.3%
Consolidated Revenue excluding movements in FX	$623,083	$562,247	10.8%	$2,120,841	$2,014,028	5.3%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Revenue for the fourth quarter of 2023, as compared to the same period of 2022:
America: Revenue up 0.5%:
•Billboards revenue up driven by digital deployments and programmatic growth
•Digital revenue up 2.4% to $114.0 million from $111.3 million
•National sales comprised 37.1% of America revenue, compared to 36.7% in the prior year
Airports: Revenue up 44.3%:
•Revenue up across most airports and verticals; increased demand and continued investment in digital infrastructure
•Digital revenue up 57.9% to $73.1 million from $46.3 million
•National sales comprised 58.9% of Airports revenue, compared to 56.0% in the prior year
Europe-North: Revenue up 17.8%; excluding movements in FX, up 13.4%:
•Revenue up across all products and countries, most notably the U.K. and Belgium, driven by increased demand, deployment of additional digital displays and new contracts
•Digital revenue up 22.9% to $109.7 million from $89.2 million; digital revenue, excluding movements in FX, up 17.9% to $105.2 million
Other: Revenue up 20.9%; excluding movements in FX, up 13.8%:
•Higher revenue in Brazil and Mexico

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Direct operating and SG&A expenses:
America	$162,863	$162,218	0.4%	$633,021	$607,618	4.2%
Airports	81,109	55,998	44.8%	243,383	195,538	24.5%
Europe-North	140,479	118,067	19.0%	507,185	462,787	9.6%
Other	23,380	18,254	28.1%	80,740	73,625	9.7%
Consolidated Direct operating and SG&A expenses[2]	$407,831	$354,537	15.0%	$1,464,329	$1,339,568	9.3%

Direct operating and SG&A expenses excluding movements in FX3:
America	$162,863	$162,218	0.4%	$633,021	$607,618	4.2%
Airports	81,109	55,998	44.8%	243,383	195,538	24.5%
Europe-North	135,224	118,067	14.5%	509,520	462,787	10.1%
Other	22,130	18,254	21.2%	76,632	73,625	4.1%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$401,326	$354,537	13.2%	$1,462,556	$1,339,568	9.2%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Includes restructuring and other costs of $2.2 million and $0.4 million during the three months ended December 31, 2023 and 2022, respectively, and $3.1 million and $1.8 million during the years ended December 31, 2023 and 2022, respectively.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct operating and SG&A expenses for the fourth quarter of 2023, as compared to the same period of 2022:
America: Direct operating and SG&A expenses up 0.4%:
•Site lease expense up 2.1% to $89.5 million from $87.7 million driven by lower rent abatements
•Offset by lower property taxes related to a legal settlement, maintenance costs and credit loss expense
Airports: Direct operating and SG&A expenses up 44.8%:
•Site lease expense up 46.4% to $64.9 million from $44.3 million driven by higher revenue
•Higher variable incentive compensation costs
Europe-North: Direct operating and SG&A expenses up 19.0%; excluding movements in FX, up 14.5%:
•Site lease expense up 15.7% to $63.5 million from $54.9 million; site lease expense, excluding movements in FX, up 12.0% to $61.5 million driven by higher revenue
•Higher property taxes and compensation costs
Other: Direct operating and SG&A expenses up 28.1%; excluding movements in FX, up 21.2%:
•Higher site lease expense driven by lower rent abatements and higher revenue
•Restructuring costs to reduce scale of Singapore business following loss of contract

Corporate Expenses1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Corporate expenses[2]	$42,897	$38,529	11.3%	$172,324	$161,852	6.5%
Corporate expenses excluding movements in FX3	42,282	38,529	9.7%	172,123	161,852	6.3%
1Certain costs that were historically allocated to the Company’s Europe-South segment and reported within SG&A expenses, totaling $0.9 million and $4.7 million during the three and twelve months ended December 31, 2022, respectively, have been deemed to be costs of continuing operations and are now reported within corporate expenses for all periods presented.
2Includes restructuring and other costs of $1.2 million and $0.3 million during the three months ended December 31, 2023 and 2022, respectively, and $21.3 million and $10.0 million during the years ended December 31, 2023 and 2022, respectively. Restructuring and other costs during the years ended December 31, 2023 and 2022 include expenses of $19.0 million and $7.1 million, respectively, recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Corporate expenses for the fourth quarter of 2023, as compared to the same period of 2022, up 11.3%; excluding movements in FX, up 9.7%, driven by higher employee compensation costs.
Income (Loss) from Continuing Operations:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Income (loss) from continuing operations[1]	$25,386	$106,496	(76.2)%	$(157,107)	$(47,303)	NM
1Percentage changes that are so large as to not be meaningful have been designated as “NM.”

Adjusted EBITDA1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Segment Adjusted EBITDA[2]:
America	$136,157	$135,328	0.6%	$468,370	$499,390	(6.2)%
Airports	30,106	21,097	42.7%	68,226	60,864	12.1%
Europe-North	52,453	44,623	17.5%	114,303	103,654	10.3%
Other	7,804	7,048	10.7%	14,974	12,330	21.4%
Total Segment Adjusted EBITDA	226,520	208,096	8.9%	665,873	676,238	(1.5)%
Adjusted Corporate expenses[1,3]	(36,533)	(34,150)	7.0%	(130,657)	(131,377)	(0.5)%
Adjusted EBITDA[1]	$189,987	$173,946	9.2%	$535,216	$544,861	(1.8)%

Segment Adjusted EBITDA excluding movements in FX1:
America	$136,157	$135,328	0.6%	$468,370	$499,390	(6.2)%
Airports	30,106	21,097	42.7%	68,226	60,864	12.1%
Europe-North	50,465	44,623	13.1%	111,105	103,654	7.2%
Other	7,234	7,048	2.6%	13,615	12,330	10.4%
Total Segment Adjusted EBITDA	223,962	208,096	7.6%	661,316	676,238	(2.2)%
Adjusted Corporate expenses excluding movements in FX1,3	(35,973)	(34,150)	5.3%	(130,527)	(131,377)	(0.6)%
Adjusted EBITDA excluding movements in FX1	$187,989	$173,946	8.1%	$530,789	$544,861	(2.6)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
3Certain costs that were historically included in Segment Adjusted EBITDA for the Europe-South segment have been deemed to be costs of continuing operations and have been reclassified to Adjusted Corporate expenses for all periods presented.
AFFO1:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
AFFO[1]	$73,207	$56,226	30.2%	$83,014	$163,987	(49.4)%
AFFO excluding movements in FX1	71,598	56,226	27.3%	78,561	163,987	(52.1)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Capital Expenditures:

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
America	$23,587	$27,278	(13.5)%	$75,431	$79,529	(5.2)%
Airports	9,668	7,929	21.9%	20,050	25,298	(20.7)%
Europe-North	10,286	11,580	(11.2)%	29,284	34,025	(13.9)%
Other	1,887	2,044	(7.7)%	6,421	4,571	40.5%
Corporate	2,922	3,249	(10.1)%	13,600	12,245	11.1%
Consolidated capital expenditures	$48,350	$52,080	(7.2)%	$144,786	$155,668	(7.0)%

Markets and Displays:
As of December 31, 2023, we operated more than 325,000 print and digital out-of-home advertising displays in 19 countries as part of our continuing operations, with the majority of our revenue generated by operations in the U.S. and Europe. As of December 31, 2023, we had presence in 84 Designated Market Areas (“DMAs”) in the U.S., including 43 of the top 50 U.S. markets, and in 12 countries throughout Europe, excluding markets that are considered discontinued operations.

	Number of digital displays added, net, in fourth quarter	Total number of displays as of December 31, 2023
		Digital	Printed	Total
America[1]:
Billboards[2]	30	1,831	33,831	35,662
Other displays[3]	(6)	606	13,306	13,912
Airports[4]	(70)	2,453	10,426	12,879
Europe-North	98	15,256	241,590	256,846
Other	3	1,223	5,402	6,625
Total displays	55	21,369	304,555	325,924
1As of December 31, 2023, our America segment had presence in 28 U.S. DMAs.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays.
4As of December 31, 2023, our Airports segment had displays across nearly 200 commercial and private airports in the U.S. and the Caribbean.
Clear Channel International B.V.
Clear Channel International B.V. (“CCIBV”), an indirect wholly-owned subsidiary of the Company and the issuer of our 6.625% Senior Secured Notes due 2025 (the “CCIBV Senior Secured Notes”), includes the operations of our Europe-North and Europe-South segments, as well as Singapore, which is included in “Other.” The financial results of Singapore are immaterial to the results of CCIBV. Revenue and the scale of the Company’s business in Singapore will be reduced in 2024 due to the loss of a contract, which terminated on December 31, 2023.
As the businesses in the Europe-South segment are considered discontinued operations, results of these businesses are now reported as a separate component of Consolidated net income (loss) in the CCIBV Consolidated Statements of Income (Loss) for all periods presented and are excluded from the discussion below.
CCIBV results from continuing operations for the fourth quarter of 2023 as compared to the same period of 2022 are as follows:
•CCIBV revenue increased 17.0% to $198.1 million from $169.3 million. Excluding the $7.4 million impact of movements in FX, CCIBV revenue increased 12.6% driven by higher revenue in our Europe-North segment, as described in the above “Results” section of this earnings release. Singapore represented approximately 3% of CCIBV revenue from continuing operations for the three months ended December 31, 2023.
•CCIBV operating income was $31.2 million compared to $22.1 million in the same period of 2022.

Liquidity and Financial Position:
Cash and Cash Equivalents:
As of December 31, 2023, we had $251.7 million of cash on our balance sheet, including $84.3 million of cash held outside the U.S. (excludes cash held by our business in Spain, which is discontinued operations).
The following table summarizes our cash flows for the year ended December 31, 2023 on a consolidated basis, including both continuing and discontinued operations:

(In thousands)	Year Ended December 31, 2023
Net cash provided by operating activities	$31,254
Net cash used for investing activities[1]	(119,573)
Net cash provided by financing activities	45,638
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,540
Net decrease in cash, cash equivalents and restricted cash	$(38,141)

Cash paid for interest	$404,398
Cash paid for income taxes, net of refunds	$10,346
1Includes proceeds from the disposition of businesses, net of costs to sell and cash sold, of $46.1 million and capital expenditures for discontinued operations of $21.8 million.
Debt:
We anticipate having cash interest payment obligations of approximately $448 million in 2024 and $408 million in 2025, assuming that we do not refinance or incur additional debt. The expected increase in cash interest payments in 2024 is largely due to differences in the timing of interest payments between the newly-issued CCOH 9.000% Senior Notes and the refinanced portion of the Term Loan.
Our next debt maturity is in August 2025 when the CCIBV Senior Secured Notes become due. Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$632,114	$562,247	$2,127,140	$2,014,028
Operating expenses:
Direct operating expenses[1]	302,480	260,637	1,092,686	981,979
Selling, general and administrative expenses[1]	105,351	93,900	371,643	357,589
Corporate expenses[1]	42,897	38,529	172,324	161,852
Depreciation and amortization	55,419	65,483	241,828	217,835
Impairment charges	—	—	—	22,676
Other operating expense, net	1,647	1,457	11,769	2,133
Operating income	124,320	102,241	236,890	269,964
Interest expense, net	(106,810)	(98,895)	(421,434)	(360,599)
Gain on extinguishment of debt	—	—	3,817	—
Other income (expense), net	2,681	23,203	6,403	(37,060)
Income (loss) from continuing operations before income taxes	20,191	26,549	(174,324)	(127,695)
Income tax benefit attributable to continuing operations	5,195	79,947	17,217	80,392
Income (loss) from continuing operations	25,386	106,496	(157,107)	(47,303)
Income (loss) from discontinued operations[2]	617	(7,058)	(151,709)	(47,085)
Consolidated net income (loss)	26,003	99,438	(308,816)	(94,388)
Less: Net income attributable to noncontrolling interests	1,226	753	2,106	2,216
Net income (loss) attributable to the Company	$24,777	$98,685	$(310,922)	$(96,604)
1Excludes depreciation and amortization.
2Loss from discontinued operations for the year ended December 31, 2023 includes a loss of $212.0 million on the sale of our former business in France, partially offset by gains of $96.4 million and $11.2 million from the sales of our former businesses in Switzerland and Italy, respectively. Income (loss) from discontinued operations also reflects the net income (loss) collectively generated by operations of our Europe-South segment during the respective period and income tax expense driven by the sale of these businesses.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Weighted average common shares outstanding – Basic	483,027	476,069	481,727	474,362
Weighted average common shares outstanding – Diluted	489,132	481,664	481,727	474,362

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$251,652	$282,232
Total current assets[1]	957,401	1,120,916
Net property, plant and equipment	666,344	672,113
Total assets[2]	4,722,475	5,086,011
Current liabilities (excluding current portion of long-term debt)[3]	883,116	1,100,337
Long-term debt (including current portion of long-term debt)	5,631,903	5,561,901
Stockholders’ deficit	(3,450,743)	(3,262,806)
1Total current assets includes assets of discontinued operations of $131.3 million and $322.5 million at December 31, 2023 and December 31, 2022, respectively.
2Total assets includes assets of discontinued operations of $131.3 million and $538.1 million at December 31, 2023 and December 31, 2022, respectively.
3Current liabilities includes liabilities of discontinued operations of $68.8 million and $356.1 million at December 31, 2023 and December 31, 2022, respectively.

TABLE 3 - Total Debt:

(In thousands)	December 31, 2023	December 31, 2022
Debt:
Term Loan Facility Due 2026[1,2]	$1,260,000	$1,935,000
Revolving Credit Facility Due 2026[3]	—	—
Receivables-Based Credit Facility Due 2026[4]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 9.000% Senior Secured Notes Due 2028[2]	750,000	—
Clear Channel Outdoor Holdings 7.750% Senior Notes Due 2028[5]	995,000	1,000,000
Clear Channel Outdoor Holdings 7.500% Senior Notes Due 2029[5]	1,040,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Finance leases	4,202	4,682
Original issue discount	(2,690)	(5,596)
Long-term debt fees	(39,609)	(47,185)
Total debt	5,631,903	5,561,901
Less: Cash and cash equivalents	(251,652)	(282,232)
Net debt	$5,380,251	$5,279,669
1The term loans under the Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on August 23, 2026. In accordance with these terms, we paid $10.0 million of the outstanding principal on the Term Loan Facility during the six months ended June 30, 2023. In August 2023, we made a prepayment, described in note (2) to this table, that satisfied the remaining quarterly payment obligations.
2On August 22, 2023, we issued $750.0 million aggregate principal amount of 9.000% Senior Secured Notes due 2028. On the same date, we used a portion of the net proceeds from this issuance to prepay $665.0 million of outstanding principal on the Term Loan Facility.
3In June 2023, the Senior Secured Credit Agreement was amended, extending the maturity date of the Revolving Credit Facility to August 2026 and reducing the aggregate revolving credit commitments of the Revolving Credit Facility to $150.0 million. The full $150.0 million will be available through August 23, 2024, and $115.8 million will be available through August 23, 2026. As of December 31, 2023, we had $43.2 million of letters of credit outstanding and $106.8 million of excess availability under the Revolving Credit Facility.
4In June 2023, the Receivables-Based Credit Agreement was amended, extending its maturity to August 2026 and increasing its aggregate revolving credit commitments to $175.0 million. (The borrowing limit of the Receivables-Based Credit Facility is equal to the lesser of $175.0 million and the borrowing base, which is calculated based on our accounts receivable balance each period in accordance with our Receivables-Based Credit Agreement.) As of December 31, 2023, we had $47.6 million of letters of credit outstanding and $127.4 million of excess availability under the Receivables-Based Credit Facility.
5In September 2023, we repurchased in the open market $5.0 million of the CCOH 7.750% Senior Notes and $10.0 million of the CCOH 7.500% Senior Notes. The repurchased notes are held by a subsidiary of the Company and have not been cancelled.
Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company has four reportable segments, which it believes best reflect how the Company is currently managed: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in Spain, and prior to their sales on March 31, 2023, May 31, 2023 and October 31, 2023, respectively, Switzerland, Italy and France. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.” As described in the “Dispositions and Discontinued Operations” section of this earnings release, the Company’s Europe-South segment met the criteria to be reported as discontinued operations during 2023. As such, results of this segment are excluded from this earnings release, which only reflects continuing operations, for all periods presented.

Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; all non-operating expenses (income), including other expense (income), gain on extinguishment of debt and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding share-based compensation expense and restructuring and other costs.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests. The Company defines AFFO as FFO excluding discontinued operations and before the following adjustments for continuing operations: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; amortization of deferred financing costs and discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; foreign exchange transaction gain or loss; non-service related pension costs or benefits; and other items, including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.
The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.

A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average monthly foreign exchange rates for the same period of the prior year.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of loss from continuing operations to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses, and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.
Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Income (loss) from continuing operations	$25,386	$106,496	$(157,107)	$(47,303)
Adjustments:
Income tax benefit attributable to continuing operations	(5,195)	(79,947)	(17,217)	(80,392)
Other (income) expense, net	(2,681)	(23,203)	(6,403)	37,060
Gain on extinguishment of debt	—	—	(3,817)	—
Interest expense, net	106,810	98,895	421,434	360,599
Other operating expense, net	1,647	1,457	11,769	2,133
Impairment charges	—	—	—	22,676
Depreciation and amortization	55,419	65,483	241,828	217,835
Share-based compensation	5,196	4,121	20,330	20,512
Restructuring and other costs[1]	3,405	644	24,399	11,741
Adjusted EBITDA	$189,987	$173,946	$535,216	$544,861
1Restructuring and other costs during the years ended December 31, 2023 and 2022 include expenses of $19.0 million and $7.1 million, respectively, recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Corporate expenses	$(42,897)	$(38,529)	$(172,324)	$(161,852)
Share-based compensation	5,196	4,121	20,330	20,512
Restructuring and other costs[1]	1,168	258	21,337	9,963
Adjusted Corporate expenses	$(36,533)	$(34,150)	$(130,657)	$(131,377)
1Restructuring and other costs during the years ended December 31, 2023 and 2022 include expenses of $19.0 million and $7.1 million, respectively, recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.

Reconciliation of Consolidated Net Income (Loss) to FFO and AFFO

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Consolidated net income (loss)	$26,003	$99,438	$(308,816)	$(94,388)
Depreciation and amortization of real estate	48,738	66,271	226,724	217,856
Net loss on disposition of real estate (excludes condemnation proceeds)[1]	10,229	984	108,322	8,066
Impairment of real estate	—	—	—	22,676
Adjustment for unconsolidated affiliates and non-controlling interests	(1,858)	(1,055)	(3,849)	(4,219)
Funds From Operations (FFO)	83,112	165,638	22,381	149,991
Less: FFO from discontinued operations	12,913	1,043	(34,759)	(19,503)
FFO from continuing operations	70,199	164,595	57,140	169,494
Capital expenditures–maintenance	(12,110)	(17,526)	(44,977)	(44,983)
Straight-line rent effect	617	814	4,730	1,877
Depreciation and amortization of non-real estate	7,457	7,379	29,542	30,809
Gain on extinguishment of debt	—	—	(3,817)	—
Amortization of deferred financing costs and discounts	2,878	2,855	11,666	11,236
Share-based compensation	5,196	4,121	20,330	20,512
Deferred taxes	(10,580)	(85,037)	(29,044)	(88,975)
Restructuring and other costs[2]	3,405	644	24,399	11,741
Transaction costs	6,555	871	13,262	10,482
Foreign exchange transaction (gain) loss	(4,450)	(23,301)	(11,895)	39,666
Other items[3]	4,040	811	11,678	2,128
Adjusted Funds From Operations (AFFO)	$73,207	$56,226	$83,014	$163,987
1Net loss on disposition of real estate for the three months ended December 31, 2023 includes a loss of $11.4 million on the sale of our former business in France and, for the year ended December 31, 2023, includes a loss of $212.0 million on the sale of our former business in France, partially offset by gains of $96.4 million and $11.2 million from the sales of our former businesses in Switzerland and Italy, respectively.
2Restructuring and other costs during the years ended December 31, 2023 and 2022 include expenses of $19.0 million and $7.1 million, respectively, recorded for the resolution of the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.
3Other items for the year ended December 31, 2023 include expenses related to the CCOH 9.000% Senior Secured Notes issuance and Term Loan Facility prepayment.

Reconciliation of Loss from Continuing Operations Guidance1 to Adjusted EBITDA Guidance1

	Full Year of 2024
(in millions)	Low	High
Loss from continuing operations	$(131)	$(101)
Adjustments:
Income tax expense attributable to continuing operations	9	9
Other expense, net	1	1
Interest expense, net	422	427
Other operating expense, net	13	13
Depreciation and amortization	215	215
Share-based compensation	16	16
Restructuring and other costs	5	5
Adjusted EBITDA	$550	$585
1Guidance excludes movements in FX
Reconciliation of Loss from Continuing Operations Guidance1 to AFFO Guidance1

	Full Year of 2024
(in millions)	Low	High
Loss from continuing operations	$(131)	$(101)
Depreciation and amortization of real estate	184	184
Net gain on disposition of real estate (excludes condemnation proceeds)	(1)	(1)
Adjustment for unconsolidated affiliates and non-controlling interests	(6)	(6)
FFO from continuing operations	46	76
Capital expenditures–maintenance	(42)	(47)
Straight-line rent effect	(8)	(8)
Depreciation and amortization of non-real estate	31	31
Amortization of deferred financing costs and discounts	11	11
Share-based compensation	16	16
Deferred taxes	(7)	(7)
Restructuring and other costs	5	5
Other items	23	23
Adjusted Funds From Operations (AFFO)	$75	$100
1Guidance excludes movements in FX.
Conference Call
The Company will host a conference call to discuss these results on February 26, 2024 at 8:30 a.m. Eastern Time. The conference call number is 866-424-2432 (U.S. callers) or +1 215-268-9862 (international callers). A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). A replay of the webcast will be available after the live conference call on the “Events and Presentations” section of the Company’s investor website.

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 325,000 print and digital displays in 19 countries, excluding businesses held for sale.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; our expectations about the timing, closing, satisfaction of closing conditions, use of proceeds and benefits of the sales of our European businesses as well as expectations about certain markets and strategic review processes; industry and market trends; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, including optimizing our portfolio, and the fact that we may not realize the anticipated benefits therefrom; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; regulations and consumer concerns regarding privacy, digital services, data protection and the use of artificial intelligence; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed environmental, social and governance policies, regulations and disclosure standards; the impact of the processes to sell the businesses in our Europe-North segment and in Latin America; the impact of the recent dispositions or agreements to dispose of the businesses in our Europe-South segment and the potential dispositions of our other international businesses, as well as other strategic transactions or acquisitions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators, municipalities, activists and other stakeholders; and certain other factors set forth in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.